Exhibit 99.1

For more information contact:
Stephen S. Romaine, President & CEO
Francis M. Fetsko, CFO
Tompkins Financial Corporation 607.273.3210

For Immediate Release

Wednesday, October 22, 2008

Tompkins Financial Corporation reports record earnings per share for third quarter

ITHACA, NY – Tompkins Financial Corporation (TMP–NYSE Alternext US)

Tompkins Financial Corporation reported diluted earnings per share of $0.81 for the third quarter of 2008, an increase of 15.7% from the $0.70 per share reported in the third quarter of 2007. Net income was $7.9 million for the third quarter of 2008, up 16.6% over net income of $6.8 million reported in the third quarter of 2007.

Stephen S. Romaine, President and CEO stated, “Our industry is facing unprecedented challenges in the face of the current national and global economic crisis. We are fortunate that the markets we serve have been impacted to a lesser extent than many areas around the country. We have performed well during these difficult times by focusing on our proven strategy with a focus on long-term results. Key components of our strategy include building diversified revenue sources, managing for sustainable growth, and maintaining high standards for risk management. These strategies have served us well in this environment, as we have been able to grow our business while avoiding the high profile risky loans and investments that have resulted in significant losses for many in our industry.”

For the first nine months of 2008, diluted earnings per share of $2.32 reflect an increase of 20.2% from the $1.93 per share reported in the same period of 2007. Net income was $22.6 million for the first nine months of 2008, up 19.1% over net income of $18.9 million for the same period in 2007. The year-to-date results benefited from the proceeds received from the Company’s allocation of the Visa, Inc. initial public offering (the Visa IPO) in the first quarter of 2008. First quarter 2008 results include $983,000 of after tax income ($1.6 million pre-tax) related to the Visa IPO. Diluted earnings per share for the first nine months of 2008 would have still shown an 11.0% increase over 2007, if results were adjusted for the impact of revenue related to the Visa IPO. See Summary Financial Data for a reconciliation of the amounts.

Total assets were $2.7 billion at September 30, 2008, up $408.2 million or 17.6% from September 30, 2007. Total loans were $1.7 billion at September 30, 2008, representing a 24.2% increase from the prior year. Total deposits at September 30, 2008, were $2.1 billion, up 21.4% from September 30, 2007.

The growth comparisons to prior periods were impacted by the May 9, 2008, acquisition of Sleepy Hollow Bancorp. Immediately following the acquisition, the Sleepy Hollow Bank was successfully merged into our Mahopac National Bank subsidiary. Total assets acquired from Sleepy Hollow were $269.2 million, and included $151.2 million in loans, $46.9 million in securities, and resulted in $18.3 million of goodwill. Total deposits in Sleepy Hollow Bank’s five Westchester County, NY Branches were $229.0 million at the time of the acquisition.

Mr. Romaine added, “Despite our very solid operating performance, our customers have not been immune to challenges resulting from the current economic climate. We have seen an increase in net-charge-offs and nonperforming assets; however, in contrast to recent industry headlines our credit quality ratios remain manageable and compare favorably to our peers.” Annualized net charge-offs for the first nine months of the year represented 0.18% of average loans (up from 0.10% for the first nine months of 2007), which compares to a peer ratio of 0.39% according to the most recent data available from the Federal Reserve Board. Nonperforming assets represented 0.48% of total assets as of September 30, 2008 (up from 0.37% at September 30, 2007), which compares to the most recent Federal Reserve peer ratio of 1.26%. Reflecting the trends in asset quality, provision expense increased from $387,000 for the quarter ended September 30, 2007, to $1.5 million for the quarter ended September 30, 2008. For the year to date period, provision expense was $3.3 million in 2008, compared to $1.1 million in 2007. The allowance for loan/lease losses represented 1.01% of total loans as of September 30, 2008, compared to 1.04% at September 30, 2007.

Balance sheet growth contributed to improved net interest income in 2008, for both the third quarter and year to date. Net interest income of $24.0 million in the third quarter was up 29.9% over the same period in 2007. For the year to date period, net interest income was $65.6 million, up 20.3% from the same period last year. Net interest income also benefited from an improved net interest margin, which was 3.92% in the third quarter of 2008, compared to 3.61% in the third quarter of 2007. For the first nine months of 2008, the net interest margin was 3.79%, compared to 3.61% for the first nine months of 2007.

Noninterest income for the third quarter of 2008 was $11.4 million, down slightly from $11.6 million for the same period in 2007. The economic climate has played a role in this trend as investment services fees, service charges on deposit accounts and card services income were all down slightly from the third quarter of 2007. For the year to date period, noninterest income was $35.7 million in 2008, up 8.7% over the $32.8 million reported for the year to date period in 2007. Improvement in the year to date results benefited from the $1.6 million in pre-tax gains related to the previously mentioned Visa IPO. Key fee income categories showed growth over the first nine months of 2007 with investment services income up 0.9%; insurance revenues up 4.0%; and service charges on deposit accounts up 1.9%.

Noninterest expenses for the third quarter of 2008 were $22.2 million, up 12.7% from the same period last year. For the year to date period, noninterest expenses were $64.3 million in 2008, an increase of 10.0% from the same period in 2007. The increase in both the current quarter and year to date periods is largely in the salary and wages and occupancy expense categories. These expenses were directly impacted by the Sleepy Hollow acquisition with the addition of five staffed branches. Prior period comparisons for both the third quarter and year to date periods were also affected by a $1.2 million pre-tax charge related to consulting and reorganization expenses associated with profit improvement initiates that were completed in the third quarter of 2007.

Mr. Romaine commented, “There have been several recent announcements of Federal programs designed to purchase assets from, provide equity capital to, and guarantee the liquidity of the industry. We have already benefited from an increase in FDIC deposit insurance limits. As we did not originate or invest in sub-prime assets, we do not expect to participate in the sale of any of our assets into these programs. The equity capital program has been designed for all banks, including healthy banks like us, in order to increase the availability of credit beyond current capacity. Our company is currently well capitalized and each of our banking affiliates continues to lend in their markets. To date, we have not made application for the additional equity capital. We will continue to review clarifications of these plans, or others if announced, to determine if they are in the best interests of our shareholders.”

Tompkins Financial Corporation operates 45 banking offices in the New York State markets served by the Company’s subsidiary banks - Tompkins Trust Company, The Bank of Castile, and Mahopac National Bank. Through its community banking subsidiaries, the Company provides traditional banking services, and offers a full range of money management services through Tompkins Investment Services (a division of Tompkins Trust Company). The Company offers insurance services through its Tompkins Insurance Agencies, Inc. subsidiary, an independent agency serving individuals and business clients throughout New York State. The Company offers fee-based financial planning and wealth management services through its AM&M Financial Services, Inc. subsidiary. AM&M Financial Services, Inc. is also the parent Company to Ensemble Financial Services, Inc., an independent broker dealer and leading outsourcing company for financial planners and investment advisors. Each Tompkins subsidiary operates with a community focus, meeting the unique needs of the communities served.

“Safe Harbor” Statement under the Private Securities Litigation Reform of 1995:

This press release may include forward-looking statements with respect to revenue sources, growth, market risk, and corporate objectives. The Company assumes no duty, and specifically disclaims any obligation, to update forward-looking statements, and cautions that these statements are subject to numerous assumptions, risk, and uncertainties, all of which could change over time. Actual results could differ materially from forward-looking statements.

Tompkins Financial Corporation – Condensed Consolidated Statements of Condition (Unaudited)

(In thousands, except share data)
	As of 09/30/2008	As of 12/31/2007

ASSETS
Cash and noninterest bearing balances due from banks	$50,799	$46,705
Interest bearing balances due from banks	4,818	3,154
Trading securities, at fair value	38,778	60,135
Available-for-sale securities, at fair value	711,498	639,148
Held-to-maturity securities, fair value of $50,446 at September 30, 2008, and $50,297 at December 31, 2007	50,122	49,593
Loans and leases, net of unearned income and deferred costs and fees	1,718,378	1,440,122
Less: Allowance for loan/lease losses	17,306	14,607

Net Loans and Leases	1,701,072	1,425,515

Bank premises and equipment, net	46,993	44,811
Corporate owned life insurance	34,440	29,821
Goodwill	41,563	22,894
Other intangible assets	5,344	3,497
Accrued interest and other assets	39,587	34,186

Total Assets	$2,725,014	$2,359,459

LIABILITIES, MINORITY INTEREST IN CONSOLIDATED SUBSIDIARIES AND SHAREHOLDERS’ EQUITY
Deposits:
Interest bearing:
Checking, savings and money market	$974,524	$741,836
Time	700,542	585,142
Noninterest bearing	419,581	393,848

Total Deposits	2,094,647	1,720,826

Federal funds purchased and securities sold under agreements to repurchase (Valued at fair value: $16,197 at September 30, 2008, and $15,553 at December 31, 2007.	190,299	195,447
Other borrowings (Valued at fair value: $10,313 at September 30, 2008 and $10,795 at December 31, 2007.	185,067	210,862
Other liabilities	36,295	33,677

Total Liabilities	$2,506,308	$2,160,812

Minority interest in consolidated subsidiaries	6,074	1,452

Shareholders’ equity:
Common stock - par value $.10 per share: Authorized 15,000,000 shares; Issued: 9,704,025 at September 30, 2008; and 9,615,430 at December 31, 2007.	970	962
Additional paid-in capital	151,760	147,657
Retained earnings	69,798	57,255
Accumulated other comprehensive loss	(7,889)	(6,900)
Treasury stock, at cost, 75,323 shares at September 30, 2008, and 70,896 shares at December 31, 2007.	(2,007)	(1,779)

Total Shareholders’ Equity	$212,632	$197,195

Total Liabilities, Minority Interest in Consolidated Subsidiaries
And Shareholders’ Equity	$2,725,014	$2,359,459

Tompkins Financial Corporation – Condensed Consolidated Statements of Income (Unaudited)

(In thousands, except per share data)

	Three months ended		Nine months ended
	09/30/2008	09/30/2007	09/30/2008	09/30/2007

INTEREST AND DIVIDEND INCOME
Loans	$26,624	$24,644	$75,944	$72,341
Balances due from banks	14	29	124	183
Federal funds sold	40	14	115	217
Trading securities	424	813	1,517	1,989
Available-for-sale securities	8,643	7,227	25,197	22,018
Held-to-maturity securities	455	497	1,388	1,560

Total Interest and Dividend Income	36,200	33,224	104,285	98,308

INTEREST EXPENSE
Deposits:
Time certificates of deposits of $100,000 or more	2,069	3,204	7,155	11,748
Other deposits	6,111	7,786	19,668	22,908
Federal funds purchased and securities sold under agreements to repurchase	1,738	2,066	5,760	6,066
Other borrowings	2,244	1,665	6,080	3,031

Total Interest Expense	12,162	14,721	38,663	43,753

Net Interest Income	24,038	18,503	65,622	54,555

Less: Provision for loan/lease losses	1,515	387	3,323	1,050

Net Interest Income After Provision for Loan/Lease Losses	22,523	18,116	62,299	53,505

NONINTEREST INCOME
Investment services income	3,492	3,621	10,728	10,628
Insurance commissions and fees	3,048	2,910	8,774	8,440
Service charges on deposit accounts	2,671	2,789	7,663	7,517
Card services income	730	884	2,511	2,587
Other service charges	660	631	1,960	1,927
Mark-to-market gain (loss) on trading securities	204	346	(172)	221
Mark-to-market (loss) on liabilities held at fair value	(203)	(644)	(162)	(667)
Increase in cash surrender value of corporate owned life insurance	398	302	1,087	858
Gains on sale of loans	48	54	90	151
Gain on VISA stock redemption	0	0	1,639	0
Other income	376	408	1,127	877
Net realized gain on available-for-sale securities	18	283	424	289

Total Noninterest Income	11,442	11,584	35,669	32,828

NONINTEREST EXPENSES
Salary and wages	10,208	9,045	29,353	26,616
Pension and other employee benefits	2,561	2,598	7,753	7,712
Net occupancy expense of bank premises	1,718	1,484	5,086	4,531
Furniture and fixture expense	1,075	949	3,152	2,895
Marketing expense	655	568	2,093	1,748
Professional fees	700	1,046	2,067	2,606
Software licenses and maintenance	655	552	2,044	1,555
Cardholder expense	407	241	920	732
Amortization of intangible assets	239	155	600	498
Other operating expense	3,972	3,061	11,260	9,576

Total Noninterest Expenses	22,190	19,699	64,328	58,469

Income Before Income Tax Expense and Minority Interest in Consolidated Subsidiaries	11,775	10,001	33,640	27,864

Minority interest in consolidated subsidiaries	117	33	264	98
Income Tax Expense	3,725	3,163	10,816	8,820

Net Income	$7,933	$6,805	$22,560	$18,946

Basic Earnings Per Share	$0.82	$0.71	$2.34	$1.94

Diluted Earnings Per Share	$0.81	$0.70	$2.32	$1.93

Tompkins Financial Corporation – Summary Financial Data (Unaudited)

(In thousands, except per share data)

	Quarter-Ended					Year-Ended

	Sept-08	June-08	Mar-08	Dec-07	Sept-07	Dec-07

Period End Balance Sheet
Securities	$800,398	$839,976	$811,627	$748,876	$751,242	$748,876
Loans and leases, net of unearned income and deferred costs and fees	1,718,378	1,652,831	1,455,570	1,440,122	1,383,928	1,440,122
Allowance for loan/lease losses	17,306	16,835	14,781	14,607	14,410	14,607
Total assets	2,725,014	2,705,196	2,450,413	2,359,459	2,316,862	2,359,459

Total deposits	2,094,647	2,057,244	1,841,045	1,720,826	1,725,728	1,720,826
Federal funds purchased and securities sold under agreements to repurchase	190,299	203,687	210,079	195,447	196,085	195,447
Other borrowings	185,067	192,638	156,439	210,862	148,213	210,862
Shareholders’ Equity	212,632	203,295	209,688	197,195	189,808	197,195

Average Balance Sheet
Average earning assets	$2,512,077	$2,408,901	$2,233,023	$2,154,891	$2,097,965	$2,105,581
Average assets	2,708,126	2,602,914	2,405,040	2,318,558	2,259,801	2,266,224
Average interest-bearing liabilities	2,034,353	1,953,254	1,796,953	1,717,843	1,674,654	1,686,559
Average equity	205,301	209,403	202,195	191,221	185,384	188,482

Share data
Weighted average shares outstanding (basic)	9,668,256	9,650,917	9,602,478	9,560,649	9,627,356	9,696,724
Weighted average shares outstanding (diluted)	9,752,250	9,747,914	9,696,550	9,657,751	9,699,091	9,781,789
Period-end shares outstanding	9,671,379	9,662,547	9,629,693	9,582,783	9,580,034	9,582,783
Book value per share	$21.99	$21.04	$21.78	$20.58	$19.81	$20.58

Income Statement
Net interest income	$24,038	$21,910	$19,833	$19,473	$18,503	$74,029
Provision for loan/lease losses	1,515	1,183	625	479	387	1,529
Noninterest income	11,442	11,553	12,516	11,221	11,584	44,049
Noninterest expense	22,190	21,758	20,381	19,588	19,699	78,056
Minority interest in consolidated subsidiaries	117	115	33	32	33	131
Income tax expense	3,725	3,288	3,802	3,171	3,163	11,991
Net income	7,933	7,119	7,508	7,424	6,805	26,371
Basic earnings per share	$0.82	$0.74	$0.78	$0.78	$0.71	$2.72
Diluted earnings per share	$0.81	$0.73	$0.77	$0.77	$0.70	$2.70

Asset Quality
Net charge-offs	$1,043	$615	$451	$282	$334	$1,250
Nonaccrual loans and leases	12,463	10,552	9,008	8,890	7,869	8,890
Loans and leases 90 days past due and accruing	0	1,422	53	312	370	312
Troubled debt restructurings not included above	132	135	139	145	150	145
Total nonperforming loans and leases	12,595	12,109	9,200	9,347	8,389	9,347
OREO	526	481	5	5	345	5
Nonperforming assets	13,121	12,590	9,205	9,352	8,584	9,352

Tompkins Financial Corporation – Summary Financial Data (Unaudited)

	Quarter-Ended					Year-Ended

	Sept-08	June-08	Mar-08	Dec-07	Sept-07	Dec-07

Credit Quality
Net loan and lease losses/ average loans and leases *	0.25%	0.16%	0.13%	0.08%	0.10%	0.09%
Nonperforming loans and leases/loans and leases	0.73%	0.73%	0.63%	0.65%	0.60%	0.65%
Nonperforming assets/assets	0.48%	0.47%	0.38%	0.40%	0.37%	0.40%
Allowance/nonperforming loans and leases	137.40%	139.03%	160.67%	156.27%	174.90%	156.27%
Allowance/loans and leases	1.01%	1.02%	1.02%	1.01%	1.04%	1.01%

Capital Adequacy (period-end)
Tier I capital / average assets	7.0%	7.1%	7.9%	7.9%	7.9%	7.9%
Total capital / risk-weighted assets	10.9%	11.1%	12.4%	12.2%	12.4%	12.2%

Profitability
Return on average assets *	1.17%	1.10%	1.26%	1.27%	1.19%	1.16%
Return on average equity *	15.37%	13.67%	14.93%	15.40%	14.56%	13.99%
Net interest margin (TE) *	3.92%	3.77%	3.68%	3.70%	3.61%	3.63%

* Quarterly ratios have been annualized

	Quarter-ended					Year-Ended

Non-GAAP Disclosure	Sept-08	June-08	Mar-08	Dec-07	Sept-07	Dec-07

Reported net income	7,933	7,119	7,508	7,424	6,805	26,371
Adjustments:
Proceeds and accrual adjustment from VISA IPO (after-tax)			(983)
Reorganization related charges (after-tax)					712	712
Accrual for VISA settlements (after-tax)				517		517
Subtotal adjustments			(983)	517	712	1,229
Adjusted net income	7,933	7,119	6,525	7,941	7,517	27,600
Weighted average shares outstanding (diluted)	9,752,250	9,747,914	9,696,550	9,657,751	9,699,091	9,781,789
Adjusted diluted earnings per share	.81	.73	.67	.82	.78	2.82

	Year-to-date period ended

Non-GAAP Disclosure	Sept-08	Sept-07

Reported net income	22,560	18,946
Adjustments:
Proceeds and accrual adjustment from VISA IPO (after-tax)	(983)	0
Reorganization related charges (after-tax)	0	712
Subtotal adjustments	(983)	712
Adjusted net income	21,577	19,658
Weighted average shares outstanding (diluted)	9,732,339	9,822,560
Adjusted diluted earnings per share	2.22	2.00